UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2020

Franklin Street Properties Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32470	04-3578653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880
(Address of Principal Executive Offices, and Zip Code)

(781) 557-1300

Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, $.0001 par value per share	FSP	NYSE American

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 30, 2020, the Board of Directors (the “Board”) of Franklin Street Properties Corp., a Maryland corporation (the “Company”), approved an amendment and restatement of the Company’s Amended and Restated Bylaws (as amended and restated, the “Amended Bylaws”) to provide stockholders, in addition to the Board, with the ability to amend the Amended Bylaws.  The Amended Bylaws were effective immediately upon approval by the Board.  The change effected by the Amended Bylaws is reflected in Article XIV of the Amended Bylaws and provides that stockholders, in addition to the Board, may alter or repeal any provision of the Amended Bylaws, and may adopt new Bylaw provisions, in each case with the affirmative vote of a majority of all votes entitled to be cast on the matter.  This description of the change effected to Article XIV of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBITS

3.1	Amended and Restated Bylaws of Franklin Street Properties Corp., effective January 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN STREET PROPERTIES CORP.

	By:	/s/ Scott H. Carter
Scott H. Carter
Executive Vice President, General Counsel and Secretary

Date: February 3, 2020

EXHIBIT LIST

EXHIBIT NO.	DESCRIPTION OF EXHIBITS

3.1	Amended and Restated Bylaws of Franklin Street Properties Corp., effective January 30, 2020.

4